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Exhibit (a)



                           ARTICLES OF INCORPORATION

                                       OF

                       DAVIS VARIABLE ACCOUNT FUND, INC.
                        (EFFECTIVE AS OF APRIL 7, 1999)



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                                    CONTENTS

FIRST    Incorporation

SECOND   Name

THIRD    Purpose

FOURTH   Principal Office and Resident Agent

FIFTH    Capitalization

         (a) Authorized Shares

         (b) Series and Classes of Shares

         (c) Series of Shares

         (d) Classes of Shares

         (e) Classifying Unissued Shares

         (f) Voting Power of Shares

         (g) Fractional Shares

SIXTH    Preemptive Rights

SEVENTH  Redemption

         (a) Right to Redeem Shares

         (b) Series

         (c) Involuntary Redemptions

EIGHTH   Number of Directors

         (a) Number

         (b) Class and Tenure

NINTH    Powers of Directors

         (a) Enumerated Powers

         (b) Additional Powers

TENTH    Net Asset Value, Other Determinations



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ELEVENTH          Indemnification

TWELFTH           Exculpation

THIRTEENTH        Majority Vote

FOURTEENTH        Amendments

FIFTEENTH         Meetings

SIXTEENTH         Titles



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         FIRST: Incorporation. The undersigned, Thomas D. Tays, whose address is
124 East Marcy Street, Santa Fe, New Mexico 87501, being at least 18 years of age, is acting as sole incorporator with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

         SECOND: Name. The name of the Corporation is Davis Variable Account Fund, Inc. (hereinafter called the "Corporation").

         THIRD: Purpose. The purpose for which the Corporation is formed is to engage in, conduct, operate and carry on the business of an open-end management investment company under the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereinafter enacted) (hereinafter called the "1940 Act"), and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

         FOURTH: Principal Office and Resident Agent. The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 32 South Street, Baltimore, Maryland 21202.

         The Corporation's registered agent is The Corporation Trust Incorporated whose post office address is 32 South Street, Baltimore, Maryland 21202. Said registered agent is a corporation of the State of Maryland.

         FIFTH: Capitalization.

         (a) Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is five billion (5,000,000,000) shares of capital stock of the par value of $.001 per share ("Shares"), having an aggregate par value of $5,000,000. The Board of Directors shall have authority to increase or decrease the total number of authorized shares by filing appropriate amendments.

         (b) Series and Classes of Shares. The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, terms of conversion, restrictions, limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors.

         The Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.



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         (c) Series of Shares. Each Series of Shares shall have the following described powers, preferences and rights and the qualifications, limitations and restrictions thereof shall be as follows:

                  (i) All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such Series.

                  (ii) The assets belonging to a particular Series of Shares shall be charged with the liabilities (including, in the discretion of the Board of Directors or its delegate, accrued expenses and reserves) incurred in respect of such Series, and such Series shall also be charged with its share of any general liabilities of the Corporation not incurred in respect of any particular Series, such general liabilities to be allocated in proportion to the net asset value of the respective Series. The allocation of such liabilities to any Class shall be determined by the Board of Directors or its delegate. The determination of the Board of Directors or its delegate shall be final and conclusive as to the amount of assets and liabilities, including accrued expenses and reserves, which are to be allocated to one or more particular Series or Class. The power to make such determinations may be delegated by the Board of Directors from time to time to one or more of the directors and officers of the Corporation, or to an agent of the corporation appointed for such purpose.

                  (iii) In the event of the liquidation or dissolution of the Corporation (for whatever reason), stockholders of each Series shall be entitled to receive as a class, out of the assets of the Corporation available for distribution to stockholders the assets belonging to such Series; and the assets so distributable to the stockholders of any Series shall be distributed among such stockholders in proportion to the relative aggregate net asset values of the Shares held by such stockholders. In the event that there are any general assets available for distribution not belonging to any particular Series, any distribution thereof shall be made to the holders of all such Series in proportion to the net asset value of the respective Series or any Class thereof.

                  (iv) The voting rights of the Shares of each Series shall be as set forth in these Articles.

                  (v) The relative rights of the Shares of each Series to be redeemed or repurchased shall be as set forth in these Articles.

                  (vi) The relative rights of the Shares of each Series to receive dividends shall be as set forth in these Articles



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                  (vii) Three initial Series are authorized, each having only one Class of Shares, the remaining Shares are unclassified:

                           (A) Davis Value Portfolio. Five hundred million (500,000,000) shares are classified as Shares of the Davis Value Portfolio;

                           (B) Davis Financial Portfolio. Five hundred million (500,000,000) shares of which are classified as Shares of the Davis Financial Portfolio;

                           (C) Davis Real Estate Portfolio. Five hundred million (500,000,000) shares of which are classified as Shares of the Davis Real Estate Portfolio.

         (d) Classes of Shares. In the event of establishment of Classes in the future, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation and except that expenses allocated to the Class of a Series may be borne solely by such Class and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series shall be charged to and borne solely by such Class or Series and the bearing of expenses solely by a Class or Series may be appropriately reflected and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of each Class or Series.

         (e) Classifying Unissued Shares. The Board of Directors, in its sole discretion, may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such Shares. Without limiting the generality of the foregoing, the Board of Directors may, from time to time and in its sole discretion,

                  (i) classify or reclassify any unissued Shares into Series having "assets belonging to" such Series;

                  (ii) divide any Series having "assets belonging to" such Series into Classes and classify or reclassify any unissued Shares of such Class; and

                  (iii) name and change the name of any Series or Class of outstanding or unissued Shares.

         (f) Voting Power of Shares. At any meeting of the stockholders, each stockholder shall have one vote for each dollar of net asset value per Share for each Share held irrespective of the Series or Class thereof. On any matter submitted to a vote of stockholders, all Shares then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Series or Class except to the extent Series or Class voting is required as to any matter by the laws of the State of Maryland, the 1940 Act or any rule or regulation thereunder or by the Board of Directors.



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         (g) Fractional Shares. Fractional Shares shall carry proportionately all the rights of a whole Share.

         SIXTH: Preemptive Rights. No holder of any Shares shall, as such holder, have any preemptive or other right to purchase or subscribe for, or otherwise acquire, any Shares of the Corporation which the Corporation proposes to issue, reissue or sell, other than such, if any, as the Board of Directors in its sole discretion may from time to time determine to offer.

         SEVENTH: Redemption.

         (a) Right to Redeem Shares. Each holder of the Shares shall be entitled at any time to require the Corporation, to the extent that the Corporation shall have any surplus available for such purpose and out of such surplus, to purchase all or any part of the Shares standing in the name of such holder on the books of the Corporation at the net asset value of such Shares; provided, however, that the Corporation may suspend such right of redemption or postpone payment for such Shares pursuant to the 1940 Act or any rule, regulation or order thereunder.

         (b) Series. Any redemptions or purchases of Shares by the Corporation of any Series of the Shares shall be made solely from assets belonging to such Series.

         (c) Involuntary Redemptions. The Corporation, without the vote or consent of the stockholders of the Corporation, may redeem all Shares in any stockholder's account in which the value of such Shares is less than $250, or such other minimum amount as the Board of Directors may from time to time establish, in its sole discretion; provided that any such redemption is at a price determined in accordance with the Corporation's then-current prospectus.

         EIGHTH: Number of Directors.

         (a) Number. The number of directors of the Corporation shall be one
(1), provided however, that the number may be increased or decreased in accordance with the By-Laws of the Corporation so long as after the first annual meeting, the number of directors is never less than three (3). Thomas Tays is the initial director and shall act until the first annual meeting and until his successor is elected and qualifies.

         (b) Class and Tenure. The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.

         NINTH: Powers of Directors.

         (a) Enumerated Powers. In furtherance and not in limitation of the powers conferred by the laws of the state of Maryland, the Board of Directors, without the vote of the stockholders of the Corporation, is expressly empowered:



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                  (i) to authorize the issuance from time to time of Shares of any Series or Class, whether now or hereafter authorized or created, provided, however, that the consideration per Share to be received by the Corporation upon the issuance or sale of any Shares of any Series or Class shall be the net asset value per share;

                  (ii) to adopt, alter and repeal the By-Laws of the Corporation;

                  (iii) to determine the time, date and manner in which redemption orders and purchase orders shall be made and paid for; and

                  (iv) to change the name of the Corporation at any time and from time to time.

         (b) Additional Powers. In addition to the powers and authorities by these Articles of Incorporation or by statute expressly conferred upon it, the Board of Directors is empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of these Articles of Incorporation, the By-Laws of the Corporation, the applicable laws of the State of Maryland, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) thereunder.

         TENTH: Net Asset Value, Other Determinations. The net asset value of Shares shall be determined by or pursuant to the direction of the Board of Directors of the Corporation. Any determination made in good faith by or on behalf of the Board of Directors or pursuant to its delegation or direction, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the net asset value, bid price or asked price of the Shares, as to the value of any asset or assets of the Corporation, or as to any other matter relating to the issue, sale, redemption, purchase, acquisition or disposition of the Shares, shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares issued by it, and the Shares shall be issued and sold on the condition and understanding that any and all such determinations shall be binding.

         ELEVENTH: Indemnification. Subject to the provisions of the 1940 Act, the Corporation shall indemnify and advance expenses to a director or officer, or former director or officer, of the Corporation in connection with any proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the "Indemnification Section"). Subject to the provisions of the 1940 Act, with respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section. As used in this Article Eleventh, any word or words that are defined in the Indemnification Section shall have the same meaning as provided in the Indemnification Section. The indemnification and advancement of expenses provided or authorized by these Articles shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation may be entitled.



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         TWELFTH: Exculpation. Subject to the provisions of the 1940 Act, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         THIRTEENTH: Majority Vote. Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring that any action be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to vote thereon. When Shares are voted by individual Series or Class, any such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to such vote thereon.

         FOURTEENTH: Amendments. The Corporation reserves the right from time to time to amend, alter, change, add to, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares, and all rights conferred on stockholders and others herein are granted subject to this reservation.

         FIFTEENTH: Meetings. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the 1940 Act.

         SIXTEENTH: Titles. The titles contained in these Articles of Incorporation are for convenience only and shall not affect the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.





                                                       Thomas Tays, Incorporator

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